Exhibit 99.1
LULULEMON ATHLETICA INC. ANNOUNCES FIRST QUARTER FISCAL 2009 RESULTS
First Quarter Net Revenue Increases 6% to $81.7 million
First Quarter Diluted EPS of $0.09
Vancouver, Canada — June 11, 2009 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced financial results for the thirteen weeks ended May 3, 2009.
For the thirteen weeks ended May 3, 2009:
•	Net revenue increased 6% to $81.7 million from $77.0 million for the first quarter of fiscal 2008. Net revenue from corporate-owned stores was $72.9 million, an increase of 5% from $69.4 million for the first quarter of fiscal 2008, with comparable-store sales decline of 8% on a constant-dollar basis compared to the first quarter of 2008.

•	Gross profit as a percentage of net revenue decreased to 42.8% from 53.4% of net revenue in the first quarter of fiscal 2008.

•	Income from operations was $9.9 million, or 12.1% of net revenue, compared to $11.9 million, or 15.5% of net revenue, in the first quarter of fiscal 2008.

•	Diluted earnings per share were $0.09 on net income of $6.5 million, compared to diluted earnings per share of $0.12 on net income of $8.5 million in the first quarter of fiscal 2008.
The Company ended the quarter with $59.3 million in cash and cash equivalents as compared to $56.8 million at the end of fiscal 2008. Inventory at the end of the quarter totaled $44.6 million as compared to $52.1 million at the end of fiscal 2008.
Christine Day, lululemon’s CEO stated: “We continue to manage the long-term brand expansion while delivering against our short-term commitments. Given the troubled outlook for the economy in early 2009 when we began the quarter, we are pleased with the current pace of our business and our ability to continue to bring our customers through our doors to make full price purchases. We remain committed to the quality of our products and our ongoing innovation.”
Updated Guidance
For the second quarter of fiscal 2009 we expect comparable-store sales decline in the middle-single digits on a constant-dollar basis compared to the second quarter of 2008. We anticipate reported net revenue to be in the range of $85 million to $90 million for the quarter, and earnings per share in the range of $0.08 to $0.09 for the quarter. This assumes a tax rate of 34% and 70.5 million diluted weighted average shares outstanding.
Conference Call Information
A conference call to discuss first quarter results is scheduled for today, June 11, 2009, at 9:00 AM Eastern Time. Investors interested in participating in the call are invited to dial (888) 417-8516 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.lululemon.com.
About lululemon athletica inc.
lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier and more fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Creating components for people to live longer, healthier and more fun lives

Non-GAAP Financial Measure:
Constant-dollar net revenue changes, which exclude the impact of changes in foreign exchange rates, is not a Generally Accepted Accounting Principle (“GAAP”) performance measure. We provide constant-dollar net revenue changes because we use the measure to understand the underlying growth rate of revenue excluding the impact on a quarter by quarter basis of changes in foreign exchange rates, which are not under management’s direct control. We believe that disclosing net revenue changes on a constant-dollar basis is useful to investors because it enables them to better understand the level of growth of our business.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the possibility that we may not be able to manage operations at our current size or manage growth effectively; risks that consumer spending may continue to decline and that U.S. and global macroeconomic conditions may worsen; the possibility that levels of comparable store sales or average sales per square foot will continue to decline; the possibility that we may not be able to successfully expand in the United States and other new markets; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; the possibility that we may not be able to continually innovate and provide our consumers with improved products; the possibility that our suppliers or manufacturers may not produce or deliver our products in a timely or cost-effective manner; and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended February 1, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Contacts:
Investor Contact:
Joseph Teklits/Jean Fontana
ICR, Inc
203-682-8200
Media Contact:
Evan Goetz/Diane Zappas
FD
212-850-5600
Creating components for people to live longer, healthier and more fun lives lululemon athletica inc.
Condensed Consolidated Statements of Operations
Expressed in thousands, except per share amounts
(Unaudited)

	Thirteen Weeks	Thirteen Weeks
	Ended	Ended
	May 3, 2009	May 4, 2008

Net revenue	$81,680	$77,030
Costs of goods sold	46,731	35,929

Gross profit	34,949	41,101
As a percent of revenues	42.8%	53.4%
Selling, general and administrative expenses	25,096	29,154
As a percent of revenues	30.7%	37.8%

Income from operations	9,853	11,947
As a percent of revenues	12.1%	15.5%
Other income (expense), net	78	277

Income before income taxes	9,931	12,224
Provision for income tax	3,413	3,753

Net income from continuing operations	6,518	8,471

Discontinued operations	—	5

Net income	$6,518	$8,476

Earnings per share, continuing and discontinued operations:
Basic	$0.09	$0.13
Diluted	$0.09	$0.12
Weighted-average number of shares outstanding:
Basic	70,131	67,678
Diluted	70,331	71,651
Creating components for people to live longer, healthier and more fun lives lululemon athletica inc.
Condensed Consolidated Balance Sheets
Expressed in thousands
(Unaudited)

	May 3,	February 1,
	2009	2009
ASSETS
Current assets
Cash and cash equivalents	$59,271	$56,797
Inventories	44,635	52,051
Other current assets	10,003	8,140

Total current assets	113,909	116,988
Property and equipment, net	60,960	61,662
Goodwill and intangible assets, net	8,166	8,160
Other assets	24,751	24,826

Total assets	$207,786	$211,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,218	$5,269
Other current liabilities	22,157	37,933
Income taxes payable	—	2,133

Total current liabilities	27,375	45,335
Other non-current liabilities	12,141	11,459
Stockholders’ equity	168,270	154,842

Total liabilities and stockholders’ equity	$207,786	$211,636

Creating components for people to live longer, healthier and more fun lives lululemon athletica inc.

Reconciliation of Non-GAAP Financial Measure
Constant-dollar changes

	Thirteen Weeks Ended	Thirteen Weeks Ended
	May 3, 2009	May 4, 2008
	% Change	% Change
Comparable-store sales (GAAP)	(21)%	28%
Increase (decrease) due to foreign exchange rate changes	14%	(13)%

Comparable-store sales in constant dollars	(8)%	15%
Creating components for people to live longer, healthier and more fun lives

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